EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Umpqua Holdings Corporation of our report dated May 12, 2010, relating to the statement of assets and liabilities assumed by Umpqua Bank (a wholly-owned subsidiary of Umpqua Holdings Corporation.), pursuant to the Purchase and Assumption Agreement dated February 26, 2010, included in this Current Report on Form 8-K/A of Umpqua Holdings Corporation.

•	Registration Statement on Form S-3 (No. 333-155997)

•	Registration Statements on Form S-8 (Nos. 333-144766, 333-143347, 333-135071, 333-117680, 333-117679, 333-105637, 333-101357, 333-58978, 333-77259)

/s/ Moss Adams LLP

Portland, Oregon

May 12, 2010